                                                                   Exhibit 10.30

                   RETIREMENT AGREEMENT AND GENERAL RELEASE


     This Retirement Agreement and General Release is made and entered into on this ____ day of ____________, 2000, by and between Harris Financial, M.H.C., Harris Financial, Inc., Harris Savings Bank, and New Harris Financial, Inc., its successors, assigns, subsidiaries, and affiliates (collectively "Harris") and James L. Durrell ("Executive").

     WHEREAS, Executive has been employed by Harris since January 11, 1988, and is currently employed as Executive Vice President, Chief Financial Officer of Harris Savings Bank; and

     WHEREAS, Executive has indicated his desire to retire as an employee and officer of Harris; and

     WHEREAS, in recognition of the valuable services and contributions to Harris made by Executive, Harris is willing to provide certain salary continuation benefits to Executive for a limited period upon his retirement.

     NOW THEREFORE, in consideration of the foregoing, the promises and covenants contained herein and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Retirement.  Executive and Harris hereby agree that Executive will
         ----------
retire (terminate his employment) as an employee and officer of Harris effective on the later of (a) December 31, 2000; or (b) the effective date of the merger of York Financial, Inc. into New Harris Financial, Inc. (the later of (a) or (b) referred to as the "Retirement Date). Provided that Executive has not revoked this Agreement, once executed by him, within the revocation period set forth in Paragraph 11(e), Executive's last day of employment with Harris will be his Retirement Date, and following such date Harris will pay or commence paying to Executive the benefits described in the following Paragraphs.

     2.  Salary Continuation and Continuation of Health Benefits.  Commencing
         -------------------------------------------------------
with the first payroll date following Executive's Retirement Date, Harris agrees: (a) to pay to Executive a monthly salary continuation benefit equal to $__________ commencing as of the date set forth above and continuing for a period of thirty-six (36) months; (b) to pay for the period commencing on Executive's Retirement Date and continuing up through July 31, 2001, a percentage of Executive's health plan continuation coverage ("COBRA") premium (provided Executive elects COBRA) in an amount equal to the employer paid percentage then paid by Harris for active employees under its group health plan.

     3.  Bonus.  Executive shall be entitled to a calendar year 2000 bonus of
         -----
$50,000 payable March, 2001. Further, Executive will be eligible to receive an additional bonus for calendar year 2000 based on the level of achievement of corporate calendar year 2000 Major Business Objectives ("MBO"). The parties hereby agree that Harris must meet minimum thresholds for ROE and EPS, as set forth in the Harris bonus plan for 2000, before he may be eligible to receive any additional bonus for calendar year 2000. The parties acknowledge that Durrell's personal calendar year 2000 MBO could not be achieved because of structural changes occurring within Harris in calendar year 2000. Accordingly, Executive's calendar year 2000 bonus will be determined fully on corporate performance. If Executive's Retirement Date occurs after December 31, 2000, Executive shall be eligible to participate in Harris' year 2001 bonus plan for similarly situated employees. Executive's participation in Harris' year 2001 bonus plan shall be determined only on corporate goals under the plan. Executive's bonus, if any, shall be based on his base salary in effect as of his Retirement Date. Provided however, Executive's bonus, if any, for year 2001 shall be calculated on a pro rated method based on the number of full months worked in year 2001.

     4.  Automobile.  As soon as administratively feasible after Executive's
         ----------
Retirement Date, Harris shall cause title to the automobile currently provided to Executive by Harris to be transferred to Executive.

     5.  Life Insurance.  Harris confirms to Executive that Executive has the
         --------------
option to convert existing life insurance coverages maintained by Harris for Executive for a period of thirty-one (31) days following Executive's Retirement Date. To the extent Executive does not elect to convert said life insurance coverages to private policy coverages, all life insurance maintained by Harris covering Executive shall cease as of Executive's Retirement Date.

     6.  Retirement Plans.  Executive's participation in the qualified
         ----------------
retirement plans maintained by Harris shall cease as of his Retirement Date. Provided however, Executive may elect to commence distributions from the retirement plans as of his Retirement Date or as of any date thereafter subject however to the required minimum distribution rules and any other qualified plan rules applicable to the Harris qualified retirement plans.

     7.  Stock Options.  The parties hereby confirm that Executive's termination
         -------------
of employment constitutes a retirement and pursuant to Executive's outstanding stock option agreements, Executive shall become vested in any outstanding stock options to which he is not otherwise vested as of his Retirement Date.

     8.  Death of Executive.  If Executive should die after benefits have
         ------------------
commenced under this Agreement but before receiving all such payments, Harris shall pay the remaining benefits to the Executive's surviving spouse up to the earlier of either date: (a) the date which is the end of the thirty-six (36) month payment term described in Paragraph 2; or (b) the death of the surviving spouse.

     9.   Tax Withholding.  Harris shall withhold any and all taxes which are
          ---------------
required to be withheld from any benefits paid under this Agreement to Executive.

     10.  Non-Competition/Non-Solicitation Confidential Information.  In
          ---------------------------------------------------------
consideration of Harris entering into this Agreement and agreeing to make payments to Executive pursuant hereto, such payments to which Executive is otherwise not entitled to receive, Executive covenants and agrees that from the date of execution of this Agreement and up through the end of the thirty-six
(36) month payment term described in Paragraph 1, he shall not directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly traded company):

          (a) become employed by, participate in, or become connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution which provides banking or other financial services within thirty (30) miles of any office now or in the future maintained by Harris; or

          (b) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time, or permanent basis, any individual who was employed by Harris during the three (3) year period immediately prior to Executive's Retirement Date. Notwithstanding any other provisions of this Agreement to the contrary, the terms of this subparagraph (b) shall not be limited to the thirty-six (36) month restriction set forth above; or

          (c) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against Harris or transaction involving Harris. Notwithstanding any other provisions of this Agreement to the contrary, the terms of this subparagraph (c) shall not be limited to the thirty-six (36) month restriction set forth above; or

          (d) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of Harris, including, but not limited to, the names and addresses of customers of Harris, as they may have existed from time to time or of any of Harris' prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed by or for Harris, information relating to audits, strategic planning, acquisition strategies, employment information, and all other similar information. The restrictions contained in this subparagraph (d) apply to all information regarding Harris, regardless of the source who provided or compiled such information. Notwithstanding any other provisions of this Agreement to the contrary, the terms of this subparagraph (d) shall not be limited to the thirty-six (36) month restriction set forth above and all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.

     Executive understands and agrees that Harris will suffer irreparable harm in the event that Executive breaches any of Executive's obligations under this Paragraph 10, and that Executive's forfeiture of remaining payments under this Agreement will be inadequate to compensate Harris for such breach. Accordingly, Executive agrees that, in the event of a breach or threatened breach by Executive of this Paragraph 10, Harris, in addition to and not in limitation of any other rights, remedies or damages available to Harris at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Executive, or by any representatives and any and all persons directly or indirectly acting for, on behalf of or with Executive.

     11.  Release of Claims.  In consideration of the benefits to be provided by
          -----------------
Harris to Executive, such benefits to which Executive is not otherwise entitled to receive, Executive hereby agrees as follows:

          (a) Executive knowingly and voluntarily releases and forever discharges Harris, of and from any and all claims, known and unknown, which Executive, his heirs, executors, administrators, successors, and assigns have or may have against Harris that accrued or arose at any time prior to the execution of this Retirement Agreement and General Release, including, but not limited to, any alleged violations of Title VII of the Civil Rights Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Fair Labor Standards Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Pennsylvania Human Relations Act; the Pennsylvania Wage Payment and Collection Law; (S)(S) 1981-1988 of Title 42 of the U.S.C.; the Immigration Reform and Control Act; the National Labor Relations Act; any amendments to the foregoing statutes; any other federal, state, or local civil rights or employment-related law, regulation, or ordinance; any public policy, contract, tort, or common law, including wrongful discharge, reliance, or promissory estoppel; and any allegations for costs, fees, or other expenses, including attorneys' fees.

          (b) Executive waives his right to file any action, charge, or complaint on his own behalf, and to participate in any action, charge, or complaint which may be made by any other person or organization on his behalf, with any federal, state, or local judicial body, court, or administrative agency against Harris, except where such waiver is prohibited by law. Should any such action, charge, or complaint be filed, Executive agrees that he will not accept any relief or recovery therefrom. Executive shall reimburse Harris for the fees and costs, including attorneys' fees, of defending such action, charge, or complaint.

          (c) Executive agrees that neither this Retirement Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Harris of any liability or unlawful conduct of any kind.

          (d) In the event that Executive breaches or attempts to breach any provision of this Paragraph 11, Executive agrees that Harris will be entitled to proceed in any court of law or equity to stop or prevent such breach, and will be entitled to any and all forms of relief, including injunctive relief. Executive further agrees to reimburse Harris for all fees and costs, including attorneys' fees, incurred as a result thereof.

          (e)  By signing this Agreement, Executive represents and agrees that:

               (1) this Agreement is entered into knowingly and voluntarily;

               (2) that he is receiving consideration from Harris in addition to anything of value to which he is already entitled;

               (3) that he has been given at least twenty-one (21) days to consider this Agreement and has chosen to execute it on the date set forth above;

               (4) that he knowingly and voluntarily intends to be legally bound by this Agreement;

               (5) that he has been advised to consult with an attorney; and

               (6) that he has seven (7) days following the execution of this Agreement to revoke the same, in which case the obligations of the parties to this Agreement shall be null and void.

     12.  Property.  Executive shall, no later than his Retirement Date, return
          --------
to Harris all property and documents of Harris then in his possession.

     13.  Severability.  Executive and Harris acknowledge that any restrictions
          ------------
contained in this Agreement are reasonable and that consideration for this Agreement has been exchanged. In the event that any provision of this Agreement shall be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in force and effect.

     14.  Construction.  This Agreement shall be construed in accordance with
          ------------
the laws of the Commonwealth of Pennsylvania

     15.  Captions.  The captions used herein are for convenience and reference
          --------
only and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions that they introduce.

     16.  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between the parties hereto and supersedes and renders null and void and of no force and effect any prior written or oral agreements between them including a Change in Control Agreement effective August 10, 1998, by and between Executive and Harris. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

     17.  Binding Effect.  It is the intention of the parties hereto to be
          --------------
legally bound by the terms hereof and it is further intended that this Agreement be binding upon the respective heirs, successors, assigns, executors and administrators of the parties.

     18.  Amendment.  No amendment to this Agreement shall be binding unless in
          ---------
writing and signed by the parties hereto.


ATTEST:                                 HARRIS FINANCIAL, M.H.C.


__________________________________      By:________________________________
(Asst.) Secretary

(SEAL)


ATTEST:                                 HARRIS FINANCIAL, INC.


__________________________________      By:________________________________
(Asst.) Secretary

(SEAL)



ATTEST:                                 HARRIS SAVINGS BANK


__________________________________      By:________________________________
(Asst.) Secretary

(SEAL)


ATTEST:                                 NEW HARRIS FINANCIAL, INC.


__________________________________      By:________________________________
(Asst.) Secretary

(SEAL)


WITNESS:                                EXECUTIVE


__________________________________      ___________________________________
                                        James L. Durrell